UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)       On May 6, 2011, Floridian Financial Group, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Charlie W. Brinkley, Jr., the Company’s Chairman and Chief Executive Officer. Pursuant to that agreement, Mr. Brinkley’s previous employment agreement with our banking subsidiary, Orange Bank of Florida (“Orange Bank”), entered into on October 1, 2007, was terminated.

Mr. Brinkley’s Agreement provides for an initial term that extends until September 30, 2012, after which the term is extended for successive one year periods. The Agreement provides for a minimum annual base salary of $285,000. Mr. Brinkley is entitled to bonuses as determined by the Board of Directors of the Company (the “Board”). Mr. Brinkley is entitled to participate in all of the employee benefit programs and perquisites generally available to our executive officers

In the event that any payment the Company makes to Mr. Brinkley is considered to be an “excess parachute payment” within the meaning of Section 280G(b) of the Internal Revenue Code, the Company has agreed to pay to Mr. Brinkley an amount that, after reduction from the payment for all federal, state, and local tax (including excise tax or other additional taxes), is equal to all excise taxes that are imposed by Section 4999 of the Internal Revenue Code and any additional taxes or interest imposed by Section 409A of the Internal Revenue Code.

In addition, if the Company terminates Mr. Brinkley’s employment without “cause” or if Mr. Brinkley terminates his employment with the Company for “good reason”, as those terms are defined in the Agreement, Mr. Brinkley will be entitled to a lump sum amount equal to his annual base salary plus a lump sum amount equal to any bonus received by Mr. Brinkley in the previous 12 months and medical, long-term disability, dental, and life insurance coverage for a period of 12 months. In addition, any unvested stock options would become immediately vested.

In a related action, Mr. Brinkley has agreed to suspend the accrual of benefits, effective March 31, 2011, under the Salary Continuation Agreement between Mr. Brinkley and the Company, dated July 1, 2008. Benefits will begin to accrue again upon mutual agreement of Mr. Brinkley and the Company that the Company has achieved sustained profitability.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

(d)       On May 6, 2011, the Board appointed Peter B. Heebner as a director of the Company. Mr. Heebner currently also serves on the Board of Directors of Floridian Bank, a wholly-owned subsidiary of the Company.

          Mr. Heebner is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement, arrangement or understanding pursuant to which Mr. Heebner was selected as a director. As of the date of the filing of this Form 8-K, the Board has not determined whether Mr. Heebner will serve on any committee of the Board.

          Mr. Heebner will be entitled to receive compensation for his service as a director consistent with the compensation paid to other directors. Mr. Heebner will hold office until the next annual meeting and until his successor is elected and qualified, or until the earlier of his death, resignation, or removal.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement with Charlie W. Brinkley, dated as of May 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.

Date:	May 12, 2010	By:	/s/ John Waters
John Waters,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with Charlie W. Brinkley, dated as of May 6, 2011